                              TERMINATION AGREEMENT

     This TERMINATION AGREEMENT (hereinafter referred to as the 'Termination Agreement') dated this 24th day of March, 1998 by and between COLEMAN RESEARCH CORPORATION, a corporation organized and existing under the laws of the state of Florida, with its corporate headquarters located at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801 (hereinafter referred to a 'CRC', and INTER*ACT SYSTEMS, INCORPORATED, a corporation organized and existing under the laws of the State of North Carolina, with its principal place of business at 14 Westport Avenue, Norwalk, Connecticut 06891 (hereinafter referred to as 'Inter*Act'); THERMO INFORMATION SOLUTIONS INC., a corporation organized and existing under the laws of the state of Delaware and a subsidiary of CRC, with its corporate headquarters located at 6820 Moquin Drive, Huntsville, Alabama 35806 (hereinafter referred to as 'TIS').

     WHEREAS, CRC and Inter*Act entered into that certain Business Assets Purchase Agreement dated as of September 9, 1996 (hereinafter referred to as the 'Purchase Agreement'), pursuant to which CRC purchased certain assets and rights from Inter*Act and agreed to assume certain liabilities and obligations of Inter*Act related to the design, development, manufacture and fabrication of 'Kiosks' (as defined therein);


     WHEREAS, pursuant to the terms of the Purchase Agreement CRC and Inter*Act entered into that certain Kiosk Agreement dated September 9, 1996 ('Kiosk Agreement') regarding the purchase and sale of Kiosks:

     WHEREAS, Schedule 1 to the Kiosk Agreement contained an initial order for 5,000 Kiosks (the 'Original Kiosk Order') and the parties now desire to terminate the remaining obligations under the Original Kiosk Order and to enter into two (2) Kiosk orders, as more particularly described below;

     WHEREAS, certain disputes have arisen between Inter*Act and CRC under the Kiosk Agreement, and the parties further desire to terminate the Kiosk Agreement and the Purchase Agreement and settle and release all disputes, claims and potential claims under the Kiosk Agreement in accordance with the terms and conditions of this Termination Agreement; and

     WHEREAS, CRC has requested the consent of Inter*Act to assign all of CRC's interest, rights, duties and obligations in, to and under each of the Purchase Agreement and the Kiosk Agreement to TIS and Inter*Act has agreed to consent to this assignment to TIS, subject to the terms and conditions of this Termination Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, CRC, Inter*Act and TIS agree as follows:

1. Assignment to TIS. CRC hereby assigns all of its interest, rights, duties and obligations in, to and under each of the Kiosk Agreement to TIS and TIS agrees to assume, perform and discharge all of CRC's duties and obligations under the Kiosk Agreement, and Inter*Act hereby consents to the foregoing. Notwithstanding the foregoing, CRC shall not be released from any of its duties or obligations under the Kiosk Agreement (as amended and terminated hereby).

2. Termination Payment. Inter*Act shall pay to TIS Four Million Five Hundred Thousand Dollars ($4,500,000) (hereinafter referred to as the 'Termination Payment'). The Termination Payment shall be payable as follows:

     2.1 Two Million Dollars ($2,000,000) simultaneously with the execution of this Agreement; and


     2.2 Two Million Five Hundred Thousand Dollars ($2,500,000) by the delivery of Inter*Act's promissory note in the form of Exhibit 'A' attached hereto and incorporated herein (the 'Promissory Note').


3. Transfer of Inventory. In consideration of the Termination Payment and the other agreements provided in this Termination Agreement, as of the date of this Termination Agreement, CRC and TIS hereby sell, transfer and assign to Inter*Act all right, title and interest in and to the inventory described on Exhibit 'B' hereto (the 'Excess Inventory'). the Excess Inventory shall not be subject to the terms and conditions of the Kiosk Agreement, but shall be subject to the terms of this Section 3. The Excess Inventory shall be delivered to Inter*Act at TIS's manufacturing site at a date and time specified by Inter*Act within two (2) weeks form the date hereof. TIS and CRC agree to assemble the Excess Inventory in a segregated area of TIS's manufacturing site, to make the Excess Inventory available to Inter*Act so that Inter*Act may inspect and count the Excess Inventory and prepare the Excess Inventory for shipment, and to otherwise cooperate with Inter*Act (and Inter*Act's designated employees or agents) with respect to the assembly and shipment of the Excess Inventory. Shipment of the Excess Inventory shall be Inter*Act's responsibility, at Inter*Act's expense. In the event the Excess Inventory made available to Inter*Act for shipment under this Termination Agreement fails to contain any of the items described in Exhibit 'B' or any items in Exhibit 'B' constitute Damaged Excess Inventory, Inter*Act shall have the right to set off, against any outstanding payments due under the Promissory Note, the dollar value of such missing Excess inventory and the Damaged Excess Intentory (collectively the 'Nonconforming Excess Inventory') if such dollar value exceeds $5,000. For purposes of this Termination Agreement, 'Damaged Excess Inventory' means Excess Inventory that appears, in the best judgment of the managerial representative of each of Inter*Act and TIS, Roy Quiroga and Rick Kelly, to have been damaged while under the control of TIS or CRC, as the Case may be, and which damage is not covered by a warranty in effect at the same time of inspection. Both of such representatives shall be authorized by their employers to exercise such judgment in good faith. The dollar value of the Nonconforming Excess Inventory shall be calculated based on the book value of such Nonconforming Excess Inventory shown of TIS's or CRC's books and financial records, which TIS or CRC, as the case may be, shall make available to Inter*Act for purposes of determining the value of the Nonconforming Excess Inventory.


4. Initial Kiosk Order. Inter*Act hereby orders from TIS One Hundred Twenty Five (125) Kiosks in accordance with the Kiosk Order attached hereto as Exhibit 'C' and incorporated herein (the 'Initial Kiosk Order'). Notwithstanding the termination of the Kiosk Agreement as set forth in this Termination Agreement, all terms and conditions contained in Sections 1., 3.2, 3.3, 3.6, 3.7, 3.8, 3.9, 3.10, 5., 6.2, 8.1, 8.2, 9.1 and 9.2 shall apply to and are incorporated herein for purposes of the Initial Kiosk Order; provided, however, the Acceptance Procedures are deleted and replaced with the 'Acceptance Procedures' attached hereto as Schedule 1 and incorporated herein. Payment for the Initial Kiosk Order will be made on the date of shipment of the Kiosks making up the Initial Kiosk Order by Inter*Act's delivery of the promissory note in the form of Exhibit 'D' attached hereto and incorporated herein (the 'Initial Kiosk Order Note'). Notwithstanding the foregoing, the parties acknowledge and agree, with respect to the Initial Kiosk Order Note: (i) Inter*Act shall be under no obligation to execute and deliver the Initial Kiosk Order Note unless and until the Initial Kiosk Order has satisfied the 'Acceptance Procedures' (attached hereto as Schedule 1), TIS has shipped the subject Kiosks to Inter*Act, and TIS has issued and presented its invoice covering the Initial Kiosk Order to Inter*Act, in that order; (ii) in the event Inter*Act fails to execute and deliver the Initial Kiosk Order Note as required hereunder, the terms of payment contained in Section 4 of the Kiosk Agreement shall govern the terms of payment for the Initial Kiosk Order (except that Inter*Act shall pay the Initial Kiosk Order within forty-five (45) days of the Invoice Date); and (iii) in the event Inter*Act (by the sale of capital stock or otherwise) raises the sum of not less than $40,000,000 Inter*Act shall not be required to execute and deliver the Initial Kiosk Order Note in payment of the Initial Kiosk Order, gut the terms of payment contained in Section 4 of the Kiosk Order (except that Inter*Act shall pay the Initial Kiosk Order invoice within forty-five
     (45) days of the Invoice Date).

5. Additional Kiosk Order. Inter*Act hereby orders from TIS and additional two hundred twenty five (225) Kiosks in accordance with the Kiosk Order attached hereto as Exhibit E and incorporated herein (the 'Additional
     Kiosk Order'). Notwithstanding the termination of the Kiosk Agreement as set forth in this Termination Agreement, all terms and conditions contained in Sections 1, 3.2, 3.3, 3.6, 3.7, 3.8, 3.9, 3.10, 5., 6.2, 8.1, 8.2, 9.1
     and 9.2 of the Kiosk Agreement shall apply to and are incorporated herein for purposes of the Additional Kiosk Order; provided, however, 'Acceptance Procedures' defined above. Payment for each shipment made under the Additional Kiosk Order will be made on the date of shipment of the subject Kiosks by Inter*Act's delivery of a promissory note in the form of Exhibit 'F' attached hereto and incorporated herein (the 'Additional Kiosk Order Note'), in the principal amount of the dollar value of the Kiosks shipped on the particular shipping date. Notwithstanding the foregoing, the parties acknowledge and agree, with respect to any Additional Kiosk Order Note: (i) Inter*Act shall be under no obligation to execute and deliver an Additional Kiosk Order Note unless and until the particular shipment satisfies the terms of the Additional Kiosk Order and (x) the Kiosks designated for such shipment have satisfied the 'Acceptance Procedures' (as defined above), (y) TIS has shipped the subject Kiosks to Inter*Act, and (z) TIS has issued and presented its invoice covering said Kiosks to Inter*Act, in that order;
     (ii) in the event Inter*Act fails to execute and deliver any Additional Kiosk Order Note as required hereinabove, there terms of payment contained in Section 4 of the Kiosk Agreement shall govern the terms of payment for the Kiosks covered by the applicable portion of the Additional Kiosk Order; and (iii) in the event Inter*Act (by the sale of capital stock or otherwise) raises the sum of not less than $40,000,000 in equity, Inter*Act shall not be required to execute and deliver any Additional Kiosk Order Notes in payment of any part of the Additional Kiosk Order, but the terms of payment contained in Section 4 of the Kiosk Agreement shall govern the terms of payment for the Additional Kiosk Order.

6. Termination of Orders for Non-Delivery. Inter*Act shall have the rights to terminate, upon written notice to TIS, the Additional Kiosk Order in the event TIS fails to deliver in accordance with the Shipping Schedule at least eighty five percent (85%) of the Kiosks specified by the Additional Kiosk Order or at least fifteen percent (15%) of such Kiosks in any shipment fail to satisfy the Acceptance Procedures.

7. Termination of Kiosk Agreement. Except with respect to the first two sentences of Section 8.1 of the Kiosk Agreement and Section 9.1 of the Kiosk Agreement, the parties agree and acknowledge that the Kiosk Agreement is hereby terminated in its entirety effective as of the date of this Termination Agreement and shall be null and void. The incorporation of certain terms and conditions of the Kiosk Agreement as reflected in Sections 4 and 5 above shall not affect the termination of the Kiosk Agreement as provided in this Termination Agreement.

8. Termination of Original Order. The parties agree and acknowledge that the unfilled portion of the Original Kiosk Order is hereby terminated in its entirety as of the date of this Termination Agreement and shall be null and void.

9. Return of Inter*Act Property Under Kiosk Agreement. Notwithstanding the termination of the Kiosk Agreement as set forth in this termination agreement, CRC, TIS and Inter*Act acknowledge and agree that the incorporation of Section 8.1 and Section 8.2 of the Kiosk Agreement into Sections 4 and 5 of this Termination Agreement is designed to allow performance of TIS's obligations under Sections 4 and 5 of this Termination Agreement. TIS and CRC shall return all 'Proprietary Property'
     (as defined in the Purchase Agreement) and all Proprietary Property (as defined in the Kiosk Agreement) and other such materials (including, without limitation, licensed materials and source codes) and any derivatives, modifications, improvements, alterations, combinations or developments thereof (referred to herein collectively as the 'Return Materials') to Inter*Act upon the fulfillment by TIS of its obligations to Inter*Act under the Sections 4 and 5 above or the termination of such obligations for any reason, whereupon, neither CRC nor TIS shall have any right, title and interest in or to the Return Materials.

10. Termination of Purchase Agreement; Further Indemnity. The parties acknowledge and agree that the Purchase Agreement is hereby terminated, including, without limitation, any liability of any party under Section 9 (Breach of Covenants, Warranties or Indemnification) of the Purchase Agreement; provided, however, Inter*Act hereby agrees to defend, indemnify and hold harmless CRC and TIS (including, but not limited to, its division, Kiosk Solutions, collectively hereafter referred to as 'TIS') (CRC and TIS referred to herein as the 'Indemnified Parties') from and against any and all claims, counterclaims or judgments arising in either (i) Inter*Act Systems, Inc. v. Catalina Marketing Corp., Case No. 3-96-CV-00274-AWT, pending in the United States District Court for the District of Connecticut or (ii) Catalina Marketing International, Inc. v. Inter*Act Systems, Inc., Case No. CV-98-39-A, pending in the United States District Court for the Eastern District of Virginia, or (iii) Catalina Marketing International, Inc. v. Inter*Act Systems, Inc., Case No. 3-98-CV422 (PCD), pending in the United States District Court for the District of Connecticut, or (iv) any other action in which Catalina Marketing Corp. is a claimant that involves Inter*Act's covenants, representations or warranties under the Purchase Agreement (these (iv) actions referred to as 'Catalina Actions'), provided, however, that such duty to defend, indemnify and hold harmless CRS and TIS shall only apply, as to Catalina Actions, to Catalina Actions brought or filed on or before September 8, 1998. The obligations of Inter*Act to indemnify, defend, and hold harmless the Indemnified Parties pursuant to this Section 10 shall be expressly conditioned upon the following: (w) each of the Indemnified Parties shall be represented by legal counsel selected by Inter*Act; (x) none of the Indemnified Parties perceives or knows of any conflicts or interest or potential conflicts of interest which may arise due to Inter*Act's selected legal counsel representing both Inter*Act and the Indemnified Parties; (y) each of the Indemnified Parties shall cooperate fully with Inter*Act, including, without limitation, by making available for discovery and for trial personnel and documents reasonably required by Inter*Act (for which Inter*Act shall pay or reimburse the Indemnified Parties pre-approved, reasonable out-of-pocket expenses), and by arranging for a waiver of conflicts should they arise; and (z) Inter*Act shall control the defense and/or settlement of any such claims or actions.

11.  [INTENTIONALLY DELETED]

12. Continuation of Confidentiality. Notwithstanding the termination of the Kiosk Agreement and the Purchase Agreement as provided in this Termination Agreement, any and all obligations of confidentiality or non-disclosure imposed upon CRC and/or TIS (whether pursuant to Sections 9.1 of the Kiosk Agreement or otherwise) or upon any current or former officers or employees of CRC and/or TIS or of any affiliate of CRC and/or TIS (whether pursuant to Section 2.1.3 of the Kiosk Agreement or otherwise) shall be and remain in full force and effect.

13. Release. Inter*Act on the one hand, and TIS and CRC, on the other hand, in consideration of the agreements made by the other parties under this Termination Agreement, do hereby release and forever discharge the other party, its parents, affiliates, subsidiaries, assigns, successors, employees, officers, directors, trustees, shareholders, agents, representatives and attorneys from any and all claims, losses, demands, actions, causes of action or damages known, unknown or subsequently discovered, arising out of any matter or thing whatsoever, and they do hereby mutually agree and declare that none owes to any of the other any obligation or amount whatsoever, on account of any transaction, occurrence, contract, express or implied, or other dealings or relations of any kind heretofore existing between them in any way relating to the Purchase Agreement, the Kiosk Agreement or any documents or instruments executed in connection therewith or any action taken or omitted to be taken in connection therewith; provided, however, nothing in this Termination Agreement shall affect or release the rights, obligations or liabilities of the parties contained in this Termination Agreement.

          14. Covenant Not to Sue. Except for enforcement of this Agreement, Inter*Act, on the one hand, and TIS and CRC, on the other hand, hereby covenant that they will not at any time after the Effective Date commence any action, lawsuit or other legal proceeding, in law or in equity, or otherwise, based upon or arising out of any fact or matter preceding the Effective Date, against the other party to this Termination Agreement nor against the other party's officers, agents, employees, representatives and affiliates.

          15. Representations and Warranties of CRC and TIS. Each of CRC and TIS represents, warrants and covenants to Inter*Act as follows:

             a. The Recitals stated hereinabove are true;

             b. It is a corporation duly organized and in good standing under the laws of the State of Florida (as to CRC), the laws of the State of Delaware (as to TIS);

             c. It is legally authorized to execute and perform its obligations under this Termination Agreement, and the execution of this Termination Agreement and the performance of its obligations hereunder have been duly authorized by its Board of Directors, and no further authorization is necessary; and there are no provisions of law, federal, state, or local, or of its articles of incorporation or by-laws, nor is it a party to any existing contracts or agreements whatsoever, which could in any way bar or impede it from executing this Termination Agreement and performing its obligations hereunder, and this Termination Agreement constitutes its valid, legal and binding obligation;

             d. Except for as relates to the matters referred to in Section 10 above, it has or possesses no claim, action, cause of action, right of offset, demand or damage, known or unknown, asserted or unasserted, at law or in equity as of the date of this Termination Agreement against Inter*Act, its affiliates, officers, directors, agents, employees, shareholders, representatives or attorneys, arising out of or related in any way to the Purchase Agreement or the Kiosk Agreement or any document or instrument executed in connection therewith or any action taken or omitted to be taken in connection therewith;

             e. The transactions evidenced by this Termination Agreement (whether taken separately or in any particular combination) are not subject to any bulk sales act or similar law and no party shall have any claim in any of the assets or properties being sold or transferred pursuant to this Termination Agreement as a result of non-compliance with any bulk sales act or similar law;

             f. To its knowledge, there exists no claim, assertion, assessment, action, proceeding or cause of action (whether pending or threatened) which could give rise to (i) its obligation to indemnify Inter*Act pursuant to Section 9.2 of the Purchase Agreement, or (ii) Inter*Act's obligation to indemnify CRC or TIS pursuant to Section 9.1 of the Purchase Agreement (excepting, however, as provided in Section 10 above); and

             g. Kiosk Solutions is a division of TIS and has no separate legal existence apart from TIS.

          16. Representations and Warranties of Inter*Act. Inter*Act represents, warrants and covenants to TIS as follows:

             a. The Recitals stated hereinabove are true;

             b. It is a corporation duly organized and in good standing under the laws of the State of North Carolina;

             c. It is legally authorized to execute and perform its obligations under this Termination Agreement, and the execution of this Termination Agreement and the performance of its oblitations hereunder have been duly authorized by its Board of Directors, and no further authorization is necessary; and there are no provisions of any law, federal, state, or local, or of its articles of incorporation or by-laws, nor is it a party to any existing contracts or agreements whatsoever, which could in any way bar or impede it from executing this Termination Agreement and performing its obligations hereunder, and this Termination Agreement constitutes its valid, legal and binding obligation;

             d. It has or possesses no claim, action, cause of action, right of offset, demand or damage, known or unknown, asserted or unasserted, at law or in equity, as of the date of this Termination Agreement against CRC or TIS, their respective affiliates, officers, directors, agents, employees, shareholders, representatives or attorneys, arising out of or related in any way to the Purchase Agreement, the Kiosk Agreement or any document or instrument executed in connection therewith or any action taken or omitted to be taken in connection therewith; and

             e. To its knowledge, there exists no claim, assertion, assessment, action, proceeding or cause of action (whether pending or threatened) which could give rise to (i) its obligation to indemnify CRC and/or TIS pursuant to Section 9.1 of the Purchase Agreement (excepting, however, as provided in Section 10 above) or (ii) to CRC's or TIS's obligation to indemnify Inter*Act pursuant to Section 9.2 of the Purchase Agreement.

          17. Binding Nature and Assignment. This Termination Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Termination Agreement without the prior written consent of the other parties.

          18. Headings. The headings used herein are for reference and convenience only and do not constitute part of this Termination Agreement.

          19. Severability. If any provision of this Termination Agreement should be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and any such provision shall be deemed restated to reflect the original intention of the parties as nearly as possible in accordance with applicable law.

20. No Waiver. No delay or omission by a party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

21. Indemnity. Each party hereby agrees to indemnify and hold harmless each other party from and against any lability or loss, cost, damage, claim, expense or judgment (including but not limited to, the amount of any judgment or settlement and attorneys' fees) arising out of or occasioned by the breach of any of the terms, conditions, obligations, liabilities, representations or warranties contained in this Termination Agreement.

22. Additional Documents. Each of the parties each agrees to execute and deliver to the other party any and all additional documents or instruments deemed reasonably necessary or appropriate by the other party to effectuate the terms and conditions of this Termination Agreement.

23. Attorney's Fees. If any legal action or proceeding is brought for the enforcement of any obligation under this Termination Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Termination Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in addition to any other relief to which it may be entitled.

24. Amendments. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver, or discharge is sought to be enforced.

25. Entire Agreement. This Termination Agreement, including any exhibit or schedule referred to herein, which exhibit or schedule shall be incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any representations, understandings or agreements relative hereto which are not fully expressed herein.

26. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of South Carolina without regard to its conflicts of law rules.

27. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or similar writing) and shall be given by delivery or by certified or registered mail, postage prepaid, as follows:

     27.1      If to Inter*Act:
               14 Westport Avenue
               Norwalk, Connecticut 06851
               Attention: Chief Operating Officer
               Telecopy: (203) 750-0203

     27.2      If to CRC:
               201 South Orange Avenue
               Suite 1300
               Orlando, Florida 32801
               Attention: President
               Telecopy: (407) 244-5753

     27.3      If to TIS:
               6820 Moquin Drive
               Huntsville, Alabama 35806
               Attention: President
               Telecopy: (205) 922-6027

     or such other address or telecopy number (or other similar number) as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy (provided that appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery, the actual day of personal delivery thereof, or, in the case of telecopy delivery, when such telecopy is transmitted, except that a change of address shall not be effective until actually received.

28. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Kiosk Agreement.

29. Counterparts. This Termination Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.


     IN WITNESS WHEREOF, the Parties, each intending to be legally bound, have each caused this Agreement to be executed on the date first set forth above.

     IN WITNESS WHEREOF, the Parties, each intending to be legally bound, have each caused this Agreement to be executed on the date first set forth above.


INTER*ACT SYSTEMS, INCORPORATED                 COLEMAN RESEARCH CORPORATION


By:   RICHARD VINCHESI                          By:
      -------------------------                      ---------------------------
      Richard Vinchesi
Its:  Chief Operating Officer                   Its:

Date:      3-24-98                              Date:
      -------------------------                       -------------------------


THERMO INFORMATION SOLUTIONS INC.


By:   ROBERT V. WELLS
      -------------------------
      Robert V. Wells
Its:  President

Date:      3-24-98
      -------------------------

     IN WITNESS WHEREOF, the Parties, each intending to be legally bound, have each caused this Agreement to be executed on the date first set forth above.


INTER*ACT SYSTEMS, INCORPORATED                 COLEMAN RESEARCH CORPORATION


By:                                             By:  ANNE POE
      -------------------------                      ---------------------------
      Richard Vinchesi
Its:  Chief Operating Officer                   Its: Chairman

Date:                                           Date:     3-24-98
      -------------------------                       -------------------------


THERMO INFORMATION SOLUTIONS INC.


By:
      -------------------------
      Robert V. Wells
Its:  President

Date:
      -------------------------

                                    Exhibit A

                                 PROMISSORY NOTE

$2,500,000.00
                                                                    March , 1998

     FOR VALUE RECEIVED, the undersigned, INTER*ACT SYSTEMS, INCORPORATED, a North Carolina corporation (hereinafter and together with any subsequent obligor hereunder collectively called 'Borrower') hereby promises to pay to the order of THERMO INFORMATION SOLUTIONS INC., a Delaware corporation (hereinafter and together with any subsequent holder hereof called 'Lender') the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00).

     The unpaid principal of this Promissory Note ('Note') outstanding from time to time shall not bear interest; provided that any principal of this Note not paid when within three (3) business days of its due date (whether at stated maturity, by acceleration or otherwise) shall, from and after such date until the date such principal is paid, bear interest at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

     The Principal of this Note shall be due and payable in installments as follows:

     a. One Million Dollars ($1,000,000) on May 31, 1998; and

     b. One Million Five Hundred Thousand Dollars ($1,500,000) on July 15, 1998.

     All payments shall be applied first to accrued interest, and then to principal; provided that if any other costs or amounts are due, then any monies received, at the option of Lender, may first be applied to repay such cost or amount, and the balance, if any, shall be then applied to accrued interest and then to principal. All payments hereunder shall be paid in lawful money of the United States of America and shall be made at the office of Lender at its address at 6820 Moquin Drive, Huntsville, Alabama 35806 Attn: President, or such other place and to such other persons(s) as Lender may from time to time designate in writing.

     This Note may be prepaid at any time, in whole or in part, without premium or penalty.

     An 'Event of Default' shall exist under this Note (a) in the event the Borrower shall fail to make any payment within three

(3) business days of its due date under this Note, or (b) if there shall exist an Event of Default as such term is defined in (i) the Initial Kiosk Order
Note issued pursuant to the Termination Agreement (as defined below), or (ii) any of the Additional Kiosk Order Notes (if any) issued pursuant to the Termination Agreement (as defined below) (collectively the promissory notes referred to in (a) and (b) shall be referred to as the 'Ancillary Notes'). Upon the occurrence of an Event of Default:

          (a) any and all of the debts and liabilities of the Borrower to the Lender, whether contained herein or otherwise, may, at the option of the Lender, and without demand or notice of any kind, be declared and immediately become due and payable in full, and the Lender may exercise any rights available to it at law or in equity, or available under any agreement relating to any liability of the Borrower to the Lender, and

          (b) Interest accruing under this Note shall accrue at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

     If this Note is collected by legal action or through an attorney at law, any and all costs of collection, including reasonable attorneys' fees, incurred by the Lender shall be paid by the Borrower. For purposes of this Note, 'reasonable attorneys' fees' shall mean legal fees and expenses charged to Lender by Lender's outside counsel at ordinary hourly rates and shall not be calculated based on any of the outstanding balance of this Note.

     The failure or forbearance of the Lender to exercise any right hereunder or under any of the Ancillary Notes, or otherwise granted to it by law, shall not affect or release the liability of the Borrower, and shall not constitute a waiver of such right unless so stated by the Lender in writing. Any provision of this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of the unenforceability or invalidity, but shall not affect the enforceability or validity of any other provision of this Note.

     This Note is issued pursuant to the Termination Agreement by and between
Borrower, Coleman Research Corporation and Lender dated                , 1998
(the 'Termination Agreement'). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement. Time is of the essence in the payment and performance of this Note.

     BORROWER HEREBY WAIVES ALL RIGHTS TO PRESENTMENT, PROTEST AND NOTICE OF DISHONOR.

     This Note is executed under the hand and seal of the Borrower on the date first above written.

                                        'BORROWER:'

WITNESSES:                              INTER*ACT SYSTEMS, INCORPORATED

-------------------------               --------------------------------(SEAL)
                                        its: Chief Operating Officer
-------------------------               Borrower's
                                        Federal Identification
                                        Number is:----------------------------

                                        Borrower's
                                                ------------------------------
                                        Address:------------------------------
                                                ------------------------------
                                       3

                                   EXHIBIT B

ID    PART NUMBER               DESCRIPTION                                        QUANTITY    COST      EXTENDED $

 151  C-HB-001-03-1-0A          GRN 1/4 X 1 CARRIAGE BO                             4728       $0.04       $189.12
 153  C-HB-001-04-1-0A          1/4 X 1-1/2 GREEN CARRI                             3848       $0.06       $230.88
 154  C-HB-001-04-2-0A          1/4 X 1-1/2 GRAY CARR BOL                            755       $0.84       $633.37
 155  C-HB-002-01-1-0A          JACKING PLATE SCREW                                  522       $1.18       $615.96
 158  C-HB-006-01-1-0A          1/4-20X1 HEX HEAD BOLT                               926       $0.00        $0.00
 188  C-HG-003-04-3-0A          1/8 X .650 GRY POP RIVI                             5560       $0.41      $2,260.70
 190  C-HG-009-04-1-0A          1/16' X 1 COTTER PIN                                3692       $0.01       $42.46
 193  C-HG-012-01-1-0A          #6-32 X 3/4 PIM STUD                                1997       $0.03       $59.91
 194  C-HG-013-01-1-0A          #6-32 X 1/2' PEM STUD                               2012       $0.03       $60.36
 195  C-HG-014-01-1-0A          1/2 PEM STUD                                        2046       $0.03       $61.38
 196  C-HG-015-01-1-0A          1/4 STAND-OFF                                       8571       $0.00        $0.00
 224  C-HN-002-04-1-0A          #6-32 HEX NUTS                                      26857      $0.01       $282.00
 226  C-HN-002-05-1-0A          #8-32 HEX NUT                                       14975      $0.02       $363.89
 231  C-HN-003-01-1-0A          #6-32 WING NUT, STEEL,                              9908       $0.02       $198.16
 233  C-HN-004-01-1-0A          1/4-20 X 7/8 COUPLING N                              488       $0.12       $58.56
 237  C-HS-002-02-1-0A          4-40 X 3/8 PHIL PAN MS                              19595      $0.01       $195.95
 238  C-HS-002-03-1-0A          4-40 X 3/16 PHL PAN HD                               136       $0.69       $94.08
 239  C-HS-003-01-1-0A          6-32 X 1/4 PHIL PAN MS                              20924      $0.01       $209.24
 244  C-HS-003-05-1-0A          6-32 X 3/4 PHIL PAN MS                              27047      $0.01       $270.47
 245  C-HS-003-06-1-0A          1/4'-20 X 1/2 PHIL PAN M                            1511       $0.00        $0.00
 246  C-HS-003-07-1-0A          #8-32 X 1' PHIL PAN MS                              16828      $0.00        $0.00
 255  C-HS-004-04-1-0A          8-32 X 5/8 PHIL PAN MS                              15479      $0.02       $309.58
 256  C-HS-004-07-1-0A          8-32 X 1 PHIL PHD MS                                4376       $0.01       $54.70
 258  C-HS-005-07-2-0A          10-32 X 1 PHIL PANHD MS                              931       $0.02       $14.90
 271  C-HS-009-06-4-0A          #8 X 3/4 PHIL PAN SMS                               9148       $0.02       $182.96
 273  C-HS-009-12-4-0A          $8 X 1-1/2 PHIL PAN SMS                             14328      $0.04       $573.12
 274  C-HS-017-02-1-0A          GRN 6 X 1/4 FLT HD SMS                              6759       $0.01       $67.59
 278  C-HS-020-03-2-0A          #6 X 3/8 GRY PHIL FLT SMS                           33629      $0.01       $460.72
  44  C-OM-003-03-1-0B          CITOH LOWER PTRDECK 2                                19        $6.75       $128.25
  46  C-OM-003-03-2-0B          CITOH UPPER PTRDECK 2                                16        $7.35       $117.60
 291  C-KT-001-01-1-0A          CUTTER ASSEMBLY CITOHK1                             1467      $211.00    $309,537.00
 362  C-PR-001-04-1-0A          CITOH EZ-4 THERMAL PRI                              2823      $506.52   $1,429,898.90
   5  C-OA-019-01-1-0A          MICRON CPU 120MHZ W/WES                              15      $1,759.00   $26,385.00
  13  C-OF-002-02-1-0A          FAN, CPU                                             11        $5.00       $55.00
  20  C-OL-003-02-1-0A          CLEAR FACEPLATE GRAPHIC                              443       $5.15      $2,281.45
  21  C-OL-003-02-1-0B          RED LENS FACEPLATE PANE                              17        $0.00        $0.00
  22  C-OL-003-02-1-0C          RED/CLEAR CENTER FP PAN                              15        $0.00        $0.00
  23  C-OL-003-02-2-0A          STORE ID LABEL                                       510       $0.33       $170.14
  24  C-OL-003-02-3-0A          SML GRAPHICS PLATE(MODB                              148       $1.65       $244.20
  34  C-OM-001-03-1-0A          LASER BASE PLATE                                     137       $3.14       $429.81
  35  C-OM-001-03-2-0A          LASER AXIAL PLATE                                    184       $3.15       $579.16
  63  C-OM-012-01-1-0A          ALUM ACTUATOR ROD FORCT                              253       $2.10       $531.30
  92  C-CA-004-01-1-0A          SERIAL PTR CBL DB9F/26P                             1647       $8.08     $13,307.76
  93  C-CA-005-01-1-0A          MAGSTRIPE CBL 90DGR 20P                             1557       $9.27     $14,433.39
  94  C-CA-005-02-2-0A          MAGTEK SWIPE READER CAB                               2       $10.00       $20.00

                                   EXHIBIT B

 ID       PART NUMBER              DESCRIPTION           QUANTITY      COST       EXTENDED $
----   ------------------   --------------------------   --------    ---------    ----------

  98   C-CA-008-01-1-0A     PARR PTR CBL 26PIN/DB25         1453       $9.67      $14,050.51
 105   C-CA-015-01-1-0A     TOUCH SCN EXT CBL 9PF/9          771       $4.27      $3,289,39
 109   C-CA-020-01-1-0A     KEYBD EXT CBL 6 PIN M/M          39        $2.00        $78.00
 110   C-CA-021-01-1-0A     MONITOR EXT CBL 6' 15 P          18        $2.00        $36.00
 111   C-CA-022-01-1-0A     6'3 COND POWER CABLE             168       $1.20       $201.60
 112   C-CA-023-01-1-0A     PSC LASER READER CABLE          1637       $4.82      $7,890.34
 117   C-CA-027-01-1-0A     15' BNC THINNET                  171       $3.43       $586.53
 119   C-CB-001-01-1-0A     KTX CONTROLLER BOARD             173      $272.00     $47,056.00
 124   C-CN-001-01-1-0A     1/4 MALE SPADE CONNECTO         4739       $0.20       $947.80
 129   C-CN-005-01-1-0A     50 OHM BNC TERMINATORS           162       $0.40        $64.88
 130   C-CN-005-01-2-0A     50 OHM BNC TERM W/GRDLO         1051       $1.91      $2,006.88
 131   C-CN-005-02-1-0A     50 OHM T BNC CONNECTORS          229       $1.79       $408.77
 132   C-CN-006-01-1-0A     # 6 STUD FORK TER/CRMP C         802       $0.20       $160.40
 134   C-CR-001-01-1-0A     ARLAN AIRONET CLIENT CA           1       $433.69      $433.69
 135   C-CR-001-01-2-0A     SOLECTEK AIR LAN CARD             21       $408.49     $8,578.27
 149   C-GL-001-01-1-0A     GLS TMP/CTD GRAPHIC PNL           23      $16.85       $387.55
 323   C-PL-001-01-1-0A     CABINET SHELL OLD GREEN           3       $700.00     $2,100.00
 324   C-PL-001-01-2-0A     CABINET SHELL WOOD GREE           3      $1,165.00    $3,495.00
 340   C-PL-009-03-1-0A     ANGLED PLASTIC COVER              56       $1.50        $84.00
 342   C-PL-012-01-1-0A     KTX LOW PAPER SWITCH             359       $5.00      $1,795.00
 343   C-PL-013-01-1-0A     LOW PAPER SWITCH BLOCK          1791       $1.39      $2,490.92
 359   C-PR-001-03-1-0A     KTX PA THERMAL PRINTER            3       $758.00     $2,274.00
 375   C-PS-004-01-1-0A     KTX POWER SUPPLY                 188      $264.50     $49,725.51
 377   C-SC-001-01-1-0A     MAGSTRIPE CARD READER A         1281      $75.00      $96,075.00
 380   C-SC-002-01-2-0A     PSC LASER SCANNER OMNID          10       $558.00     $5,580.00
  74   C-OS-002-01-1-0A     OVERHEAD LIGHT BOX               9        $211.00     $1,899.00
 288   C-HW-013-01-1-0A     1/4" LOCK WASHER                1135       $0.02        $19.07
 298   C-PK-004-01-1-0A     LARGE PALLOT 31X48               206      $15.78      $3,249.65
 321   C-PK-020-01-1-0A     CRATE 4X4 RUN 3/4" BOTM           4       $400.00     $1,600.00
 327   C-PL-003-06-1-0A     FACE PLATE FLAPPER               130       $3.69       $480.00
   8   C-OD-001-01-1-0A     3.5" FLOPPY DRIVE                 3       $59.00       $177.00
  10   C-OD-002-02-1-0A     1.6 GIG HD WESTERN DIG           156      $263.32     $41,078.20
  73   C-OP-033-01-1-0A     A/B SWITCHBOX                     8       $19.99       $159.92
 136   C-CS-001-01-1-0A     AUDIO CARD/SOUND BLASTE           42      $69.00      $2,898.00
 137   C-CV-001-02-1-0A     VIDEO CARD/PCI W/2MB VR           73      $474.11     $34,609.73
 290   C-KB-001-01-1-0A     KEYBOARD, DIN CONNECTOR           50      $49.00      $2,450.00
 293   C-LT-001-01-1-0A     12" LIGHT BULB, ROUND           1856       $9.00      $16,704.00
 294   C-LT-001-01-2-0A     8" LIGHT BULB, ROUND            1856       $7.00      $12,992.00
 295   C-PB-100-01-1-0A     SWECOIN 5200 CTRL BOARD           9      $240.00      $2,160.00
 373   C-PS-002-01-1-0A     MODEM/FAX PROTECTOR             1500      $38.95      $58,425.00
 374   C-PS-003-01-1-0A     PC POWER SUPPLY 200WATT          23       $32.00       $736.00
 134   C-HS-005-07-3-0A     10-32 X 1/2 PHIL PAN MS          45        $0.02        $0.90
  14   C-OW-004-01-1-0A     4'2 CONDUCTOR POWER CO           78        $0.86        $66.80
  33   C-HG-006-01-2-0A     NEW LAZY SUSAN                   98       $18.50      $1,813.00
   7   C-OM-001-01-3-0A     LT MONITOR SUPPORT BRKT          108       $8.36       $902.36

                                   EXHIBIT B

ID    PART NUMBER                     DESCRIPTION                           QUANTITY      COST        EXTENDED $
  73  C-PL-014-01-1-0A                PLASTIC SPACER                          120         $1.52         $182.64
 109  C-HK-002-01-1-0A                SML PL KNOB 1/4 X 20 X 1/2              165         $1.73         $284.84
  67  C-PK-005-03-1-0A                1/2" WIRE BUCKLES                       216         $0.02          $4.84
  38  C-HH-001-01-2-0A                LOWER DOOR HINGE 3"                     261         $8.26        $2,155.86
  81  C-SP-001-01-1-0A                3" AUDIO SPEAKER                        282         $2.44         $688.59
 132  C-HG-002-02-2-0A                6-32 X 1/4 AL STDOFF FM/F               346         $0.02          $5.36
 133  C-HS-004-01-2-0A                8-32 X 1/8 PHIL PAN MS                  429         $0.10         $40.76
  50  C-HN-002-09-1-0A                5/16" 18 NYLOX NUT                      436         $0.04         $17.44
  60  C-HS-019-13-2-0A                GRY 6 X 5/16 PHIL FLT S                 520         $0.50         $259.38
  49  C-HN-002-08-1-0A                1/4 X 20 HEX NUT                        586         $0.01          $4.92
  52  C-HR-001-01-1-0A                RETAINING RING 1/4" INSDM               606         $0.26         $160.17
  46  C-HN-002-04-2-0A                #6-32 NYLOX HEX NUT                     674         $0.04         $11.39
  68  C-PK-006-01-1-0A                KIOSK BAGS FOR FOAMING                  654         $0.42         $274.68
 106  C-OM-014-01-1-0A                TOP LOCK CATCH PLATE                    773         $0.97         $749.81
  77  C-PS-001-01-1-0A                FIVE OUTLET PSUPPLY                     794        $19.05       $15,128.64
  26  C-HB-004-01-1-0A                SNAKE EYE SECURITY BOLT                 869         $0.29         $252.01
 131  C-HS-009-03-1-0A                #8 X 3/8 GRY PHIL PSMS                 1128         $0.38         $429.32
  62  C-HW-010-01-1-0A                #12 FLAT WASHERS                       1237         $0.01         $12.37
  56  C-HS-007-01-1-0A                10-32 X 1/2" KEYHOLE SC                1286         $1.23        $1,581.78
 129  C-HS-003-02-1-0A                3/8" BINDING POST SET                  1308         $0.07         $91.56
  47  C-HN-001-07-1-0A                1/2-13 HEX NUT (FOR KIO                1742         $0.32         $557.44
  28  C-HG-001-01-1-0A                LOWER VENT STRAIN RELIE                1776         $0.06         $110.11
  61  C-HW-009-01-1-0A                #10 FLAT WASHERS                       2673         $0.01         $21.38
  97  C-HG-008-02-1-0A                8" THICK PLSTC TIE WRAP                2731         $0.04         $109.24
  70  C-PK-016-03-1-0A                SERIAL# TAPE 1/2" SILVER               2734         $0.02         $63.43
 136  C-HS-008-06-4-0A                #6 X 3/4 PHIL PAN SMS                  3378         $0.01         $33.78
  25  C-HB-001-03-2-0A                1/4 X 1 GRAY CARRIAGE BOL              3821         $0.17         $640.78
  92  C-HG-008-03-2-0A                4" PLASTIC TIE WRAPS                   4353         $0.02         $87.06
  58  C-HS-008-05-2-0A                GRY 6-32 X 3/4 PHIL FLT M              4432         $0.10         $449.40
  23  C-CN-003-01-1-0A                4 POSITION TERMINAL BLK                5119         $0.79        $4,044.01
  89  C-HW-012-01-1-0A                1/4" USS FLAT WASHERS                  5146         $0.02         $102.92
  98  C-HG-008-03-1-0A                8" THIN PLSTC TIE WRAPS                6937         $0.02         $118.62
 137  C-HS-009-05-4-0A                #8 X 5/8 PHIL PAN SMS                  7926         $0.02         $158.52
 127  C-AD-001-02-2-0A                SCOTCHMATE FASTENER FEM                8448         $0.07         $558.41
  34  C-HG-008-02-2-0A                24" PLASTIC TIE WRAPS                  8526         $0.28        $2,387.28
  93  C-HW-004-01-1-0A                #4 FLAT WASHERS                        8658         $0.01         $86.58
  94  C-HW-008-01-1-0A                #8 FLAT WASHERS                        11260        $0.01         $140.75
  55  C-HS-004-03-1-0A                8-32 X 1/2 PHIL PAN MS                 11670        $0.02         $233.40
 126  C-AD-001-02-1-0A                SCOTCHMATE FASTENER MAL                12048        $0.07         $796.37
  51  C-HN-003-05-1-0A                #8-32 NYLOX HEX NUTS                   13608        $0.01         $171.46
  99  C-HS-003-03-1-0A                6-32 X 1/2 PHIL PAN MS                 14452        $0.01         $144.52
  90  C-HN-002-07-1-0A                1/4-20 NYLOX HEX NUT                   18372        $0.02         $369.28
  31  C-HG-003-04-2-0A                1/8 X 1/2 GRY POP RIVET                62498        $0.04        $2,499.92

                                                                                                     $2,296,618.16

                                                                       Exhibit C




Inter*Act Systems, Incorporated
14 Westport Avenue                                                   [LOGO]
Norwalk, Connecticut 06851
Tel 203.750.0300, Fax 203.750.0202


                                 PURCHASE ORDER


                   PO NUMBER: 01-9830
                              -------

To: Thermo Information Solutions, Inc.      Ship To: Inter*Act Systems, Incorporated
    75 Old Barnwell Road                             14 Westport Avenue
    West Columbia, SC 29170                          Norwalk, Connecticut 06851
    (803) 739-0003                                   (203) 750-0300


----------------------------------------------------------------------------------------------------------
 P.O. DATE     REQUISITIONER                       SHIP VIA              F.O.B.               TERMS
----------------------------------------------------------------------------------------------------------
1/16/98        Rogelio Quiroga                     TBD                                        NET 45
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
QTY   UNIT                            DESCRIPTION                                UNIT PRICE      TOTAL
----------------------------------------------------------------------------------------------------------
89             MOD B-2 Kiosk w/ Generic Software, Hardwired                       $7,018.00    $624,602.00
               with a NE2000 compatible card.

89             Retrofit charge (all metal replaced)                                 $500.00     $44,500.00

36             MOD B-2 Kiosk w/ Generic Software, Hardwired                       $7,018.00    $252,648.00
               with a NE2000 compatible card.


               Terms: Net 45 for shipment.


               Shipment of all 125 units shall
               be on April 3, 1998





----------------------------------------------------------------------------------------------------------
Bill To: Inter*Act Systems, Incorporated                                           SUBTOTAL    $921,750.00
         Accounts Payable                                                SHIPPING & HANDLING
         14 Westport Avenue                                                        SALES TAX
         Norwalk, Connecticut 06851                                                    OTHER   ------------
         Tel 203.750.0300, Fax 203.750.0202                                            TOTAL   ------------




                                                          Richard Vinchesi                           1-16-98
------------------------------------------------          --------------------------------------------------
Ordered By:                                Date           Authorized By:                                Date

    Please note that this Purchase Order expires one year from P.O. Date as noted above. Inter*Act will not assume liability for any unshipped product after expiration date.


                                   SCHEDULE 1

Final Inspection and Internal Packing (C-FP-003-01-1-0A thru C-FP-003-01-6-0C)

1) Clean any dirty spots on Kiosk. The glued edges on the hood should be clean and not discolored. Remove any obvious markings from the inside of the cabinet.

2) Insure that the speakers are secure and the proper mounting hardware has been used.

3) Insure that the hood and doors are properly aligned. Verify that the upper hood lock is keyed "C346A" and operates correctly. Verify the bottom door cam lock is keyed "C415A".

4) Verify holes are drilled and screws/washers installed on back top of hood and holes are drilled on upper signage panel.

5) Inspect lower signage panel for alignment, cleanliness, sharp edges, and visual damage.

6) Inspect the cam brace and make sure all cam brace screws are securely mounted to the hood and that the cam brace is properly aligned and secure.

7) Inspect the lower grill, hubble sub assembly and signage bolts on the back of the cabinet.

8) Inspect the touch screen, monitor, scanner and scanner glass for loose hardware, damage and cleanliness.

9) Insure that all tie plates are secure and cables are routed such that adequate service loops exist and cables are not subject to damage.

10) Inspect the printer assembly, printer power supply installation, and main power supply installation.

11) Inspect the computer installation on the lazy Susan and verify that the keyboard is centered and secured with Velcro on the keyboard shelf.

12) Verify all cables are connected and secure.

13) Verify printer self test, coupons, and recipes are located on the touch screen.

14) Secure the printer assembly rail to the right hand monitor support bracket lower centerpiece using a 24" cable tie.

15) Insert the pink foam wrapped Delrin paper spool (C-PL-007-01-1-0A) between the printer and the right hand monitor support bracket.

16) Insure Swecoin printer paper release lever is in down position prior to shipping.

17) Inspect wire routing for loose ties, service loops, damage and loose hardware.

18) For the MOD-B2 and MOD-B3 hardwire configurations, place (2ea)25' 10BaseT ethernet cables on top of the computer. Insert (5 ea.) foam blocks, 1 between the computer and 5-outlet power strip, 1 on each side of the computer and 2 between the keyboard and monitor.

19) Install the Kiosk part number/serial number warning label to the lower right hand portion of the lower vent located on the back of the Kiosk cabinet. Initial step 0060 on route sheet.

20) Install pink foam over the monitor for protection during shipping. Verify and update serial numbers on route sheet.

21) Disconnect power and verify that the main power cord is attached to the upper left-hand keyhole screw.

22) Finals inspect the exterior of the Kiosk. Using a file or a sanding block, smooth out any rough joints (glued edges) on the upper hood and bottom door of the Kiosk. There is no sanding on the shell portion of the Kiosk. Inspect for rough corners (i.e. where upper hood meets the bottom door) and debur any sharp edges.

23) Inspect internal packing and initial the "Final Inspection/Internal Packing" step 0070 on the route sheet.

24) I/A rep initial route sheet step 0080 prior to shipping.

                                    Exhibit D

                                 PROMISSORY NOTE
                           (Initial Kiosk Order Note)

$921,750.00
                                                  ---------------, 1998

        FOR VALUE RECEIVED, the undersigned INTER*ACT SYSTEMS, INCORPORATED, a North Carolina corporation (hereinafter and together with any subsequent obligor hereunder collectively called "Borrower") hereby promises to pay to the order of THERMO INFORMATION SOLUTIONS INC., a Delaware corporation (hereinafter and together with any subsequent holder hereof called "Lender") the principal sum of NINE HUNDRED TWENTY-ONE THOUSAND SEVEN HUNDRED FIFTY AND N0/100 DOLLARS ($921,750.00).

        The unpaid principal of this Promissory Note ("Note") outstanding from time to time shall not bear interest; provided that any principal of this Note not paid when due (whether at stated maturity, by acceleration or otherwise) shall, from and after the date when due until the date such principal is paid, bear interest at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

        The Principal of this Note shall be due and payable on May 19, 1998.

        All payments shall be applied first to accrued interest, and then to principal, provided that if any other costs or amounts are due, than any monies received, at the option of Lender, may first be applied to repay such cost or amount, and the balance, if any, shall be then applied to accrued interest and then to principal. All payments hereunder shall be paid in lawful money to the United States of America and shall be made at the office of Lender at its address at 6820 Moquin Drive, Huntsville, Alabama 35806 Attn: President, or such other place and to such other person(s) as Lender may from time to time designate in writing.

        This Note may be repaid at any time, in whole or in part, without premium or penalty.

        An "Event of Default" shall exist under this Note (a) in the event the Borrower shall fail to make any payment due under this Note, or (b) if there shall exist an Event of Default as such term is defined in (i) the Promissory
Note in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) dated March , 1998 executed by Borrower in favor of Lender or (ii) any other promissory note executed and delivered by Borrower to Lender (collectively the promissory notes referred to in (b) shall be referred to as the "Ancillary Notes"). Upon the occurrence of an Event of Default:

          (a) any and all of the debts and liabilities of the Borrower to the Lender, whether contained herein or otherwise, may, at the option of the Lender, and without demand or notice of any kind, be declared and immediately become due and payable in full, and the Lender may exercise any rights available to it at law or in equity, or available under any agreement relating to any liability of the Borrower to the Lender; and

          (b) interest accruing under this Note shall accrue at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

        If this Note is collected by legal action or through an attorney at law, any and all costs of collection, including reasonable attorneys fees, incurred by the Lender shall be paid by the Borrower.

        The failure or forbearance of the Lender to exercise any right hereunder or under either of the Ancillary Notes, or otherwise granted to it by law, shall not affect or release the liability of the Borrower, and shall not constitute a waiver of such right unless so stated by the Lender in writing. Any provision of this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of the unenforceability or invalidity, but shall not affect the enforceability or validity of any other provision of this Note.

        This Note is issued pursuant to the Termination Agreement dated March , 1998 by and between Lender, Coleman Research Corporation and Borrower, and is subject to the terms and conditions of said Termination Agreement.

        Time is of the essence in the payment and performance of this Note.

        BORROWER HEREBY WAIVES ALL RIGHTS TO PRESENTMENT, PROTEST AND NOTICE OF DISHONOR.

        This Note is executed under the hand and seal of the Borrower on the date first above written.

                                        "BORROWER"

WITNESSES:                              INTER*ACT SYSTEMS, INCORPORATED

------------------------                ------------------------------(SEAL)
                                        Its: Chief Operating Officer
------------------------

                                        Borrower's
                                        Federal Identification Number is:

                                        Borrower's
                                        Address:-------------------------

                                                                       Exhibit E



 [LOGO]        Inter*Act Systems, Inc.
               14 Westport Avenue                                  PURCHASE
               Norwalk, CT 06851                                      ORDER
               203.750.0300 * Fax 203.840.7979


               The following number must appear on all related correspondence, shipping papers, and invoices: PO NUMBER: 02-9827




To:                                         Ship To: Rob Winer/Southern Warehouse
    Thermo Information Solutions, Inc.               Inter*Act Systems, Inc.
    75 Old Barnwell Road                             14 Westport Ave.
    West Columbia, SC 29170                          Norwalk, CT. 06851
    (803) 739-0003                                   (203) 750-0300


----------------------------------------------------------------------------------------------------------
 P.O. DATE     REQUISITIONER                       SHIP VIA          F.O.B. POINT             TERMS
----------------------------------------------------------------------------------------------------------
2/18/98        Rogelio Quiroga                     TBD                                        30 days
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
QTY   UNIT                     DESCRIPTION                                        UNIT PRICE      TOTAL
----------------------------------------------------------------------------------------------------------
225            MOD B-2 Kiosk w/ Generic Software, Hardwired                     $7,000.00    $1,575,000.00
               with a NE2000 compatible card.

               Shipment shall be as follows:

               35 Units on or before May 1,1998
               40 Units on or before May 8,1998
               50 Units on or before May 15,1998
               50 Units on or before May 22,1998
               50 Units on or before May 29,1998

               Copy of Computer configuration also attached.

----------------------------------------------------------------------------------------------------------
                                                                                 SUBTOTAL    $1,575,000.00
                                                                                SALES TAX
                                                                      SHIPPING & HANDLING
                                                                                    OTHER   --------------
                                                                                             $1,575,000.00
                                                                                    TOTAL   --------------

INTER*ACT SYSTEMS, INC.
14 Westport Avenue * Norwalk, CT 06851
Tel 203.760.0300 * Fax 203.840.7979

                                                         Authorized by Richard Vinchesi         Date 2-25-98
                                                          --------------------------------------------------


                                   Exhibit F

                                 PROMISSORY NOTE
                          (Additional Kiosk Order Note)

$_____________                                               ______________1998


     FOR VALUE RECEIVED, the undersigned, INTER*ACT SYSTEMS, INCORPORATED, a North Carolina Corporation (hereinafter and together with any subsequent obligor hereunder collectively called 'Borrower') hereby promises to pay to the order of THERMO INFORMATION SOLUTIONS, INC., a Delaware corporation (hereinafter and together with any subsequent holder hereof called 'Lender') the principal sum of
____________________________________________________________________________
AND NO/100 DOLLARS ($________.00).

     The unpaid principal of this Promissory Note ('Note') outstanding from time to time shall not bear interest; provided that any principal of this Note not paid within three (3) business days of its due date (whether at stated maturity, by acceleration or otherwise) shall, from and after the date when due until the date such principal is paid, bear interest at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

     The Principal of this Note shall be due and payable thirty (30) days from the date set forth above.

     All payments shall be applied first to accrued interest, and then to principal, provided that if any other costs or amounts are due, then any monies received, at the option of Lender, may first be applied to repay such cost or amount, and the balance, if any, shall be then applied to accrued interest and then to principal. All payments hereunder shall be paid in lawful money of the United States of America and shall be made at the office of Lender at its address at 6820 Moquin Drive, Huntsville, Alabama 35806 Attn: President, or such other place and to such other person(s) as Lender may from time to time designate in writing.

     This Note may be repaid at any time, in whole or in part, without premium or penalty.

     An 'Event of Default' shall exist under this Note (a) in the event the Borrower shall fail to make any payment within three (3) business days of its due date under this Note, or (b) if there shall exist an Event of Default as such term is defined in (i) any other Additional Kiosk Order Note executed and delivered by Borrower in favor of Lender pursuant to the Termination Agreement referred to below, or (ii) the Promissory Note in the principal amount of Nine Hundred Twenty-One Thousand Seven Hundred Fifty Dollars ($921,750) (iii) the Promissory Note in the principal amount of Two Million Five Hundred Thousand ($2,500,000) dated _____________, 1998 executed by Borrower in favor of Lender (collectively the promissory notes referred to in (b) shall be referred to as the 'Ancillary Notes'). Upon the occurrence of an Event of Default:


          (a) any and all of the debts and liabilities of the Borrower to the Lender, whether contained herein or otherwise, may, at the option of the Lender, and without demand or notice of any kind, be declared and immediately become due and payable in full, and the Lender may exercise any rights available to it at law in equity, or available under any agreement relating to any liability of the Borrower to the Lender, and


          (b) interest accruing under this Note shall accrue at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).


     If this Note is collected by legal action or through an attorney at law, any and all costs of collection, including reasonable attorneys fees, incurred by the Lender shall be paid by the Borrower.


     The failure or forbearance of the Lender to exercise any right hereunder or under any of the Ancillary Notes, or otherwise granted to it by law, shall not affect or release the liability of the Borrower, and shall not constitute a waiver of such right unless so stated by the Lender in writing. Any provision of this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of the unenforceability or invalidity, but shall not affect the enforceability or validity of any other provision of this Note.

     This Note is issued pursuant to the Termination Agreement by and between Borrower, Coleman Research Corporation and Lender dated March ____, 1998 (the 'Termination Agreement'), and is subject to the terms and conditions of the Termination Agreement.

     Time is of the essence in the payment and performance of this Note.


     BORROWER HEREBY WAIVES ALL RIGHTS TO PRESENTMENT, PROTEST AND NOTICE OF DISHONOR.


     This Note is executed under the hand and seal of the Borrower on the date first above written.



                                       'BORROWER:'

WITNESSES:                        INTER*ACT SYSTEMS, INCORPORATED

_____________________________          ________________________________(SEAL)

                                       Its:___________________________________


_____________________________          Borrower's
                                       Federal Identification Number is:______

                                       Borrower's
                                       Address:_______________________________

                                       _______________________________________

                                PROMISSORY NOTE

$2,500,000.00

                                                                 March 24, 1998


     FOR VALUE RECEIVED, the undersigned, INTER*ACT SYSTEMS, INCORPORATED, a North Carolina corporation (hereinafter and together with any subsequent obligor hereunder collectively called 'Borrower') hereby promises to pay to the order of THERMO INFORMATION SOLUTIONS INC., a Delaware corporation (hereinafter and together with any subsequent holder hereof called 'Lender') the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00).

     The unpaid principal of this Promissory Note ('Note') outstanding from time to time shall not bear interest; provided that any principal of this Note not paid when within three (3) business days of its due date (whether at stated maturity, by acceleration or otherwise) shall, from and after such date until the date such principal is paid, bear interest at the rate per annum (computed on the basis of a year of 360 days) of fourteen percent (14%).

     The Principal of this Note shall be due and payable in installments as follows:

     a.   One Million Dollars ($1,000,000) on May 31, 1998; and

     b.   One Million Five Hundred Thousand Dollar ($1,500,000) on July 15,
          1998.

     All payments shall be applied first to accrued interest, and then to principal; provided that if any other costs or amounts are due, then any monies received, at the option of Lender, may first be applied to repay such cost or amount, and the balance, if any, shall be then applied to accrued interest and then to principal. All payments hereunder shall be paid in lawful money of the United States of America and shall be made at the office of Lender at its address at 6820 Moquin Drive, Huntsville, Alabama 35806 Attn: President, or such other place and to such other person(s) as Lender may from time to time designate in writing.

     This Note may be prepaid at any time, in whole or in part, without premium or penalty.

     An 'Event of Default' shall exist under this Note (a) in the event the Borrower shall fail to make any payment within three (3) business days of its due date under this Note, or (b) if there shall exist an Event of Default as such term is defined in (i) the Initial Kiosk Order Note issued pursuant to the

Termination Agreement (as defined below), or (ii) any of the Additional Kiosk Order Notes (if any) issued pursuant to the Termination Agreement (as defined below) (collectively the promissory notes referred to in (a) and (b) shall be referred to as the 'Ancillary Notes'). Upon the occurrence of an Event of
Default:

          (a) any and all of the debts and liabilities of the Borrower to the Lender, whether contained herein or otherwise, may, at the option of the Lender, and without demand or notice of any kind, be declared and immediately become due and payable in full, and the Lender may exercise any rights available to it at law or in equity, or available under any agreement relating to any liability of the Borrower to Lender, and

          (b) Interest accruing under this Note shall accrue at the rate per annum (computed on the basis of a year of 360 days) or fourteen percent (14%).

     If this Note is collected by legal action or through an attorney at law, any and all costs of collection, including reasonable attorneys' fees, incurred by the Lender shall be paid by the Borrower. For purposes of this Note, 'reasonable attorneys's fees' shall mean legal fees and expenses charged to Lender by Lender's outside counsel at ordinary hourly rates and shall not be calculated based on any of the outstanding balance of this Note.

     The failure or forbearance of the Lender to exercise any right hereunder or under any of the Ancillary Notes, or otherwise granted to it by law, shall not affect or release the liability of the Borrower, and shall not constitute a waiver of such right unless so stated by the Lender in writing. Any provision of this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of the unenforceability or invalidity, but shall not affect the enforceability or validity of any other provision of this Note.

     This Note is issued pursuant to the Termination Agreement by and between Borrower, Coleman Research Corporation and Lender dated March 24, 1998 (the 'Termination Agreement'). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement. Time is of the essence in the payment and performance of this Note.

     BORROWER HEREBY WAIVES ALL RIGHTS TO PRESENTMENT, PROTEST AND NOTICE OF DISHONOR.

     This Note is executed under the hand and seal of the Borrower on the date first above written.

     This Note is executed under the hand and seal of the Borrower on the date first above written.


                                       'BORROWER:'

WITNESSES:                             INTER*ACT SYSTEMS, INCORPORATED

     Mary Braunsdorf                      RICHARD VINCHESI
_____________________________          _________________________________(SEAL)
                                       its: Chief Operating Officer

     Melissa Zegray
_____________________________          Borrower's
                                       Federal Identification
                                       Number is: 56-1817510
                                       Address: 14 Westport Avenue
                                       Norwalk, CT 06851


                                   3